ADDENDUM TO THE AIR STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT
LEASE - NET DATED FEBRUARY 14, 2007 BY AND BETWEEN LAND ASSOCIATES TRUST,
AS LESSOR AND T3 MOTION, INC, A DELAWARE CORPORATION AS LESSEE FOR THE
PROPERTY COMMONLY KNOWN AS 2990 AIRWAY AVENUE, COSTA MESA, CA

52.       Base Rent:                                     The months of June, July and August, 2007 shall be at one-half (1/2) Abated Base Rent.

53.       Tenant Improvements:                 Lessor,   at   Lessor's   cost   shall   perform   the    following   Tenant Improvements:

    a)   Provide all utilities and systems, including HVAC system, in good working order.
    b)   Provide new flooring in office area using building standard glue down carpeting and linoleum.
    c)    Refurbish warehouse floor;
    d)    Finish the office restrooms.
    e)    Demo the office area in the middle of the warehouse, leaving the restrooms.

       In addition Lessee, at Lessee's sole cost shall be allowed to perform the following Tenant Improvements per a mutually agreed upon plan:

    a)   Modify the lobby/reception area.

      Other than the Tenant improvements mentioned above, Lessor shall deliver thePremises per the terms of the
  AIR Standard Industrial/Commercial Multi-Tenant Lease- Net.

AGREED AND ACCEPTED:

LESSOR:                                                                                                LESSEE:

LAND ASSOCIATES TRUST                                                            T3 MOTION, INC.
E.C. ALSENZ, TRUSTEE                                                                     A DELAWARE CORPORATION
:

By:           ____________________________________             By:           __________________________________
Its:           ____________________________________              Its:           __________________________________
Date:        ___________________________________               Date:        _________________________________